Exhibit 99.1

Press Release	Source: JK Acquisition Corp.
JK Acquisition Corp. Announces Postponement of its Special Meeting of Stockholders to January 31, 2008
Friday January 25, 4:30 pm ET
HOUSTON—(BUSINESS WIRE)—JK Acquisition Corp. (Amex: JKA; JKA.U; JKA.WT) announced today that it has postponed the special meeting of its stockholders to vote on the proposed merger with Multi-Shot, LLC originally scheduled for 10:00 a.m. (Central Standard Time) on Monday, January 28, 2008. The special meeting is now scheduled to be held at 10 a.m. (Central Standard Time) on Thursday, January 31, 2008. The special meeting is being postponed in order to give JKA additional time to solicit proxies and its stockholders additional time to consider and vote on the proposed merger with Multi-Shot, LLC.
The special meeting on January 31, 2008 will be held at the offices of Patton Boggs LLP, 2001 Ross Avenue, Suite 3000, Dallas, Texas 75201.
JKA encourages all its stockholders to vote at the special meeting. Stockholders that hold their shares in “street name,” may provide voting instructions per the instructions provided in the materials sent to them by their bank or broker. Stockholders that hold their shares in “street name,” and demanded conversion of their shares, and later decide that they do not want to convert such shares must direct their banker or broker to withdraw their conversion. JKA stockholders holding their shares in “street name” are encouraged to work closely with their broker to ensure their votes are counted with respect to the special meeting. Stockholders may contact Morrow & Co. Inc., JKA’s proxy solicitor, with any questions at (800) 607-0088; banks and brokers can call (800) 654-2468.
About JK Acquisition Corp.
Based in Houston, Texas, JK Acquisition Corp. was formed for the purpose of acquiring one or more operating businesses. JK Acquisition Corp. raised net proceeds of approximately $77 million through its initial public offering consummated in April 2006 and since the offering has dedicated its time to seeking and evaluating business combination opportunities. JK Acquisition Corp.’s efforts have not been limited to a particular industry, but it has focused its efforts on acquiring an operating business in the manufacturing, distribution or service sectors headquartered in North America. A full chronology of its relationship with Multi-Shot, LLC, leading to the executed merger agreement with Multi-Shot, LLC, is included in the preliminary proxy statement previously referenced herein.
About Multi-Shot, LLC
Based in Conroe, Texas, with operations in multiple states, Multi-Shot, LLC provides directional drilling services with an established presence in most major onshore producing oil and gas basins in the U.S. Since its inception in 1980, the company has developed into a leading independent service provider that employs a highly skilled and experienced labor force. The company owns and operates equipment of the highest standards and maintains a diversified customer base that includes large, U.S. independent exploration and production companies.

Not a Proxy Statement
This press release is not a proxy statement or a solicitation of proxies from the holders of common stock of JKA and does not constitute an offer of any securities of JKA for sale. Any solicitation of proxies will be made only by the definitive proxy statement of JKA that has been mailed to all stockholders. In connection with the proposed acquisition, JKA has filed a definitive proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, WHICH JKA HAS MAILED TO ALL ITS STOCKHOLDERS OF RECORD ON THE RECORD DATE, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by JKA at the Securities and Exchange Commission’s web site at http://www.sec.gov.
Safe Harbor
This press release includes information that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about JK Acquisition Corp. and Multi-Shot, LLC and their combined business after completion of the proposed merger transaction. Forward-looking statements are statements that are not historical facts. All statements, other than statements of historical fact, are forward-looking statements. Such forward-looking statements, based upon the current beliefs and expectations of JK Acquisition Corp.’s and Multi-Shot’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements.
Contact:
JK Acquisition Corp., Houston
James P. Wilson, 713-978-7557

Source: JK Acquisition Corp.